UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2006

HERBST GAMING, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-71044	88-0446145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3440 West Russell Road, Las Vegas, NV  89118
(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 889-7695

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

ITEM 1.01  Entry Into a Material Definitive Agreement

Amendment to Sands Merger Agreement

On May 16, 2006, Herbst Gaming, Inc. (the “Company”), HGI-Casinos, Inc., a wholly-owned subsidiary of the Company (“HGI-Casinos”) and The Sands Regent (“Sands”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which HGI-Casinos will merge with and into Sands with Sands surviving as a wholly owned subsidiary of the Company (the “Merger”).

On August 24, 2006, the Company entered into an amendment (“Amendment No. 1”) to the Merger Agreement which resulted in (i) the “Termination Fee,” as defined in Section 7.2(b) of the Merger Agreement, being reduced from $5.0 million to $4.0 million and (ii) all references to “three Business Days” in Section 5.4(d)(x)(D) of the Merger Agreement being replaced with the phrase “two Business Days.”  All other material terms of the Merger Agreement remain unchanged.

The foregoing description is qualified in its entirety by reference to Amendment No. 1, a copy of which is attached hereto and incorporated by reference as Exhibit 99.1.

ITEM 9.01             Financial Statements and Exhibits

(d)	Exhibits

	99.1	Amendment No. 1 to the Merger Agreement among the Company, HGI Casinos, Inc. and The Sands Regent dated as of August 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBST GAMING, INC.

Date: August 28, 2006	By:	/s/ Mary Beth Higgins
Mary Beth Higgins
Chief Financial Officer